Exhibit 2.01

Resource Extraction Payment Report

Coronado Global Resources Inc. (“Coronado” or “the Company”)

For the period from January 1, 2024 to December 31, 2024

Currency of Report: United States Dollars

In this report, references to “US$” refers to United States dollars, the lawful currency of the United States, and “A$” refers to Australian dollars, the lawful currency of the Commonwealth of Australia. This report is expressed in thousands of US$ unless otherwise stated. All payments to government entities in Australia were made in A$, and all payments to government entities in the United States were made in US$. When payments were made in A$, such payments were converted into US$ using a weighted average of exchange rates during the period. The weighted average exchange rate for the period from January 1, 2024 to December 31, 2024 was A$1 = US$0.660175

Project-Level Disclosure:

Country	Mineral type and extraction method	Project and major subnational jurisdiction of project	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments required by law or contract	Total
Australia	Coal, open pit and underground mining	Curragh(1), Central Queensland	$ 7,197(4)	$ 250,352	$ 195,749	—	—	—	—	—	$ 453,298
Total Australia			$ 7,197	$ 250,352	$ 195,749	—	—	—	—	—	$ 453,298
United States	Coal, underground mining	Buchanan(2), Virginia	$ 1,095(5)	—	$ 231	—	—	—	—	—	$ 1,326
United States	Coal, open pit and underground mining(3)	Logan(3), West Virginia	$ 1,754(6)	—	$ 458	—	—	—	—	—	$ 2,211
Total United States			$ 3,007(7)	—	$ 688	—	—	—	—	—	$ 3,695
		Total	$ 10,204	$ 250,352	$ 174,284	—	—	—	—	—	$ 456,993

Notes:
(1) Curragh is part of Coronado's Australia business segment.

(2) Buchanan is part of Coronado's United States business segment.

(3) Logan is part of Coronado's United States business segment.

(4) Relates to payroll tax paid to Queensland Treasury.

(5) Includes reclamation tax of $0.3 million paid to the Office of Surface Mining Reclamation and Enforcement.

(6) Includes reclamation tax of $0.3 million paid to the Office of Surface Mining Reclamation and Enforcement.

(7) Includes payroll tax of $0.2 million paid to the United States Treasury which is paid by corporate entities and cannot be allocated to the operating projects. The payments relate not to particular projects but to the corporate entities within the Group.

Government-Level Disclosure:

Country	Payee Name	Departments, Agency, etc. within Payee that received payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments required by law or contract	Total
Australia	Government of Australia	Australian Taxation Office	$ 3,057	—	—	—	—	—	—	—	$ 3,057
Total Government of Australia			$ 3,057	—	—	—	—	—	—	—	$ 3,057
Australia	Government of Queensland	Central Highlands Regional Council	—	—	$ 10,319	—	—	—	—	—	$ 10,319
Australia	Government of Queensland	CS Energy Limited	—	—	$ 1,804	—	—	—	—	—	$ 1,804
Australia	Government of Queensland	Department of Environment and Science	—	—	$ 440	—	—	—	—	—	$ 440
Australia	Government of Queensland	Department of Natural Resources Mines and Energy	—	—	$ 2,088	—	—	—	—	—	$ 2,088
Australia	Government of Queensland	Gladstone Ports Corporation Limited	—	—	$ 27,157	—	—	—	—	—	$ 27,157
Australia	Government of Queensland	Queensland Treasury	$ 4,140	$ 250,352	$ 6,472	—	—	—	—	—	$ 260,964
Australia	Government of Queensland	Resources Safety and Health Queensland	—	—	$ 2,400	—	—	—	—	—	$ 2,400
Australia	Government of Queensland	Stanwell Corporation Limited	—	—	$ 141,078	—	—	—	—	—	$ 141,078
Australia	Government of Queensland	Sunwater Limited	—	—	$ 3,207	—	—	—	—	—	$ 3,207
Australia	Government of Queensland	Workcover Queensland	—	—	$ 783	—	—	—	—	—	$ 783
Total Government of Queensland			$ 4,140	$ 250,352	$ 195,749	—	—	—	—	—	$ 450,250
United States	Government of the United States	Office of Surface Mining Reclamation and Enforcement	$ 578	—	—	—	—	—	—	—	$ 578
United States	Government of the United States	U.S. Department of Labor	—	—	$ 688	—	—	—	—	—	$ 688
United States	Government of the United States	United States Treasury(1)	$ 2,429	—	—	—	—	—	—	—	$ 2,429
Total Government of the United States			$ 3,007	—	$ 688	—	—	—	—	—	$ 3,695

Notes:

(1) Includes payroll tax of $0.2 million paid to the United States Treasury which is paid by corporate entities and cannot be allocated to the operating projects. The payments relate not to particular projects but to the corporate entities within the Group.